EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Onstream Media Corporation of our report dated December 21, 2007 relating to our audit of the September 30, 2007 consolidated financial statements appearing in the Prospectus, which is part of this registration statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this registration statement.

/s/ GOLDSTEIN LEWIN & CO.
Certified Public Accountants

Boca Raton, Florida
November 4, 2008